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                                   EXHIBIT 23



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Capitol Bancorp Ltd.
Lansing, Michigan




We hereby consent to the incorporation by reference and use of our report dated January 29, 1999, which appears on page 40 of Capitol Bancorp Ltd.'s Annual Report to shareholders for the year ended December 31, 1998, in that corporation's previously filed Form S-3 Registration Statement No. 33-71774 for its Shareholder Investment Program.



BDO SEIDMAN, LLP




s/BDO Seidman, LLP
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March 16, 1999
Grand Rapids, Michigan